EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U. S. C., SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the Quarterly Report on Form 10-Q, filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, of Security Capital Corporation (the “Company”) for the period ended September 30, 2007, as filed with the Securities Exchange Commission on the date hereof (the “Report”), I, Connie Woods Hawkins, the Chief Financial Officer of the Company, certify, pursuant to 18 U. S. C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

BY /s/ Connie Woods Hawkins
Name: Connie Woods Hawkins
Title: Chief Financial Officer
Date: November 8, 2007

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Security Capital Corporation and will be retained by Security Capital Corporation and furnished to the Securities and Exchange Commission or its staff upon request.